Exhibit 99.3
AMENDED
SEVERANCE PROTECTION AGREEMENT
     This Agreement, between Jerome P. Grisko, Jr. (“Executive”) and CBIZ, Inc., a Delaware corporation f.k.a. Century Business Services, Inc. (“CBIZ”) amends and supersedes the Severance Protection Agreement entered into by Executive and CBIZ as of the 1st day of February, 2000. This Agreement is executed and effective as of December 31, 2008.
RECITALS:
     A. Executive currently serves CBIZ in the capacity of President;
     B. CBIZ and Executive desire to enter into this Severance Agreement to (i) insure CBIZ the continued services of Executive as its President, (ii) provide for compensation and other benefits to be paid and provided by CBIZ to Executive in connection with the termination of Executive’s employment with CBIZ, and (iii) set forth the rights and duties of the parties in connection with the termination of Executive’s employment with CBIZ.
     NOW THEREFORE, based on the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CBIZ and Executive agree as follows:
     1. Severance Payable Upon Termination. In the event Executive’s employment terminates following the execution of this Agreement, the Company shall provide Executive with the payments and benefits set forth below; provided, however, that in no event shall a payment be made under this Section 1 due to Executive’s termination of employment unless such termination constitutes a “Separation from Service,” as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     (a) If at any time after the date of this Agreement Executive’s employment with CBIZ is Terminated Without Cause (as defined below) or if Executive voluntarily terminates his employment for Good Reason (as defined below), then the following shall occur:
          (i) within five (5) business days following the effective date of such termination, CBIZ shall pay to Executive an amount determined by multiplying two (2) times the sum of (A) Executive’s annual base salary in effect at the effective date of such termination plus (B) the average bonus paid to Executive in the three year period immediately preceding the year of termination (“Average Bonus”);
          (ii) commencing on the effective date of such termination, CBIZ shall make available to Executive and his dependants its medical and dental plans, at no cost to Executive, for a period of twenty-four (24) months following the effective date of such termination; provided, however, that CBIZ’s obligations under this clause (ii) shall cease on the date Executive accepts future employment if Executive and his dependants are eligible for medical and dental benefits, at no cost to Executive, from such future employer and shall be reduced with respect to any particular benefit to the extent that Executive receives substantially the same benefit, at no cost to Executive, from such future employer;
          (iii) immediately upon the effectiveness of such termination, all stock options held by Executive immediately prior to the effectiveness of such termination under any CBIZ’s Amended and Restated 1996 Employee Stock Option Plan (or any successor plan) or any other employee stock option plans of CBIZ shall become one hundred percent (100%) vested and shall be immediately exercisable by Executive;
          (iv) the Committee (as such term is defined in the Amended and Restated 1996 Employee Stock Option Plan) shall by resolution provide that any option held by Executive following the effective date of termination of Executive’s employment may be exercised by Executive, in whole or in part, at any time subsequent to such termination of employment and prior to expiration of the option pursuant to its original terms (as set forth in the Option Agreement setting forth the terms of such option grant) without regard to any vesting or other limitations on exercise;
          (v) immediately upon the effectiveness of such termination, CBIZ shall transfer title (free and clear of any liens or obligations to make future payments) to Executive to the company vehicle used by Executive as of the effective date of such termination; and
          (vi) if CBIZ has not previously paid membership in a club of Executive’s choice, CBIZ shall make such payment at the direction of Executive.
     (b) For purposes of this Section 1, the following terms shall have the following meanings:
          (i) “Terminated Without Cause” shall mean termination of Executive’s employment for any reason other than Cause (as defined below), including but not limited to Executive’s voluntary resignation of his employment with the Company following a request by the Company’s Chairman of the Board that Executive voluntarily resign.
          (ii) “Cause” shall mean fraud, embezzlement, conviction of a felony or of a crime involving moral turpitude, or continued use of illegal drugs.
          (iii) “Good Reason” shall mean (A) a decrease in Executive’s base salary below $300,000 or if Executive’s base salary is increased to an amount in excess of $300,000 at any time after the date of this Agreement, then a decrease in Executive’s base salary below such greater amount, (B) a decrease in the employee benefits available to Executive, which decrease is materially different from the decreases that are generally applicable to senior management personnel of CBIZ taken as a whole, (C) a change in Executive’s duties or responsibilities as President without Executive’s consent, (D) the removal of Executive as President or the appointment by CBIZ of a new President or a Chief Operating Officer, (E) the permanent non-voluntary relocation of Executive’s current principal place of performance of services for CBIZ to a location more than 50 miles from Executive’s current principal place of performance of services for CBIZ; or (F) there occurs a Change in Control (as defined below) of CBIZ.
          (iv) “Change in Control” shall mean the first to occur of the following events (A) any person or group of persons (including, without limitation, CBIZ and any shareholder of CBIZ) purchases twenty percent (20%) or more of the voting control or value of the capital stock of CBIZ, in one transaction or in a series of transactions (a “Transaction”), excluding, however, any repurchase of capital stock by CBIZ after the date of a Transaction; (B) the shareholders of CBIZ approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the capital stock of CBIZ, or an agreement to sell or otherwise dispose of all or substantially all of CBIZ’s assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of CBIZ’s business, provided that the 20% change of control does not result from a repurchase of capital stock by CBIZ after such merger, consolidation or sale of assets; or (C) Steven L. Gerard resigns or is removed as Chief Executive Officer or Chairman of the Board of CBIZ and a new Chief Executive Officer or a new Chairman of the Board of CBIZ is appointed.
     (c) In the event of a termination claimed by CBIZ to be for Cause, Executive shall have the right to have the justification for said termination determined by arbitration in Cleveland, Ohio. In such event, Executive shall serve on CBIZ within thirty (30) days after termination a written request for arbitration. CBIZ immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of Cause shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration, and shall act to cause the arbitration to be completed as promptly as possible. During the pendency of the arbitration, Executive shall continue to receive all compensation and benefits as if he had not been terminated. Expenses of the arbitration shall be borne equally by the parties.

     (d) In the event Executive is a “Specified Employee” (as defined under Code Section 409A), then any and all payments or benefits under Section 1(a) that are not excludable from Code Section 409A’s definition of “deferred compensation,” shall commence being paid six (6) months after Executive’s Date of Termination. At such time, Executive shall receive one lump sum catch-up payment equal to the amount that would have been paid over the previous six (6) month period. All remaining benefits or payments, if any, shall be paid as otherwise provided for under this Agreement.
     2. Nondisclosure. Executive acknowledges that during the course of his performance of services for CBIZ he has acquired and will continue to acquire technical knowledge with respect to CBIZ’s business operations, including, by way of illustration, CBIZ’s investment plans or strategies, trade secrets, customer lists, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans, and all other information pertaining to the business of CBIZ or any Affiliate (as defined below) of CBIZ that is not publicly available (all of such information herein referred to as the “Confidential Information”); provided, however, that the term “Confidential Information” shall not include (a) any information which is or becomes publicly available otherwise than through breach of this Agreement by Executive, or (b) any information which is or becomes known or available to Executive on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Executive. Executive agrees that he will not, while he is employed by CBIZ, divulge to any person, directly or indirectly, except to CBIZ or its officers and agents or as reasonably required in connection with his duties on behalf of CBIZ, or use, except on behalf of Company, any Confidential Information acquired by Executive during the term of his employment. Executive agrees that he will not, at any time after his employment with CBIZ has ended, divulge to any person directly or indirectly any Confidential Information nor use Confidential Information in any way detrimental to CBIZ. Executive further agrees that if his relationship with CBIZ is terminated (for whatever reason) he shall not take with him but will leave with CBIZ all records, papers and computer software and data and any copies thereof relating to the Confidential Information (or if such papers, records, computer software and data or copies are not on the premises of CBIZ, Executive agrees to return such papers, records and computer software and data immediately upon his termination). Executive acknowledges that all such papers, records, computer software and data or copies thereof are and remain the property of CBIZ. For purposes of this Agreement, “Affiliate” shall mean any entity, directly or indirectly, controlled by, controlling or under common control with CBIZ or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of CBIZ, whether by operation of law or otherwise.
     3. Noncompete: Executive agrees that:
     (a) During the term he performs services for CBIZ and for a period of two (2) years after the termination thereof, he will not knowingly or purposefully interfere with the relationship of CBIZ and any employee, agent or representative of CBIZ.
     (b) During the term he performs services for CBIZ and for a period of two (2) years after the termination thereof, he will not knowingly or purposefully, directly or indirectly interfere with the relationships of CBIZ with customers, dealers, distributors, vendors or sources of supply.
     (c) After discussing the matter with Executive, CBIZ shall have the right, subject to applicable law, to inform any other third party that CBIZ reasonably believes to be, or to be contemplating, participating with Executive or receiving from Executive assistance in violation of this Agreement, of the terms of this Agreement and of the rights of CBIZ hereunder, and that participation by any such third party with the Executive in activities in violation of this Paragraph 3 may give rise to claims by CBIZ against such third party.
     4. Nondisparagement.
     (a) Executive shall refrain, both during the term he performs services for CBIZ and after his employment with CBIZ has ended, from publishing any oral or written statements, to any person or entity (other than, during the term he performs services for CBIZ, to CBIZ, any Affiliates, or any of CBIZ’s or Affiliates’ directors, officers, employees, agents, or representatives) that damage or disparage the reputation of CBIZ or any Affiliates, or any of CBIZ’s or Affiliates’ directors, officers, employees, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts.

The rights afforded CBIZ and the Affiliates under this Paragraph 4 are in addition to any and all rights and remedies otherwise afforded by law.
     (b) CBIZ shall refrain, and shall use its reasonable best efforts to cause the Affiliates to refrain, both during the term Executive performs services for CBIZ and after his employment with CBIZ has ended, from publishing any oral or written statements, to any person or entity (other than during the term Executive performs services for CBIZ, to CBIZ, any Affiliates or any of CBIZ’s or Affiliates’ directors, officers, employees, agents or representatives) that damage or disparage the reputation of Executive. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded Executive under this Paragraph 4 are in addition to any and all rights and remedies otherwise afforded by law.
     5. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing, shall be signed by Executive if to CBIZ or by a duly authorized officer of CBIZ if to Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by reputable courier service addressed to the respective addresses last given by each party to the other, provided that all notices to CBIZ shall be directed to the attention of the Chairman of the Board. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.
     6. Tax Considerations and Payment Limitations.
     (a) Withholding. All payments hereunder shall be subject to any required withholding of Federal, state, local, and employment taxes pursuant to any applicable law or regulation.
     (b) Code Section 409A Compliance. This Agreement is intended to be operated in compliance with the provisions of Code Section 409A (including any applicable rulings or regulations promulgated thereunder). In the event that any provision of this Agreement fails to satisfy the provisions of Code Section 409A and cannot be amended, modified, or terminated, then such provision shall be void and shall not apply to Executive, to the extent practicable. In the event that it is determined to not be feasible to so void a provision of this Agreement as it applies to any amount payable to or on behalf of Executive, such provision shall be construed in a manner so as to comply with the requirements of Code Section 409A. No severance obligation or payment otherwise due to Executive as a result of a severance payable upon termination pursuant to Section 1 of this Agreement shall exist unless Executive first provides CBIZ with notice of the condition triggering such separation within 90 days after the initial existence of the condition, and Executive allows CBIZ to remedy the condition within at least 30 days after notice has been provided by Executive. If the condition contained in Executive’s notice is not remedied within the foregoing period, then Executive is entitled to claim a separation of service pursuant to Section 1 of this Agreement.
     (c) Code Section 162(m) — Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, the Company may delay the payment of any amount otherwise due to Executive under Section 1 of this Agreement if the Company reasonably anticipates that its deduction resulting from such payment, either alone or in combination with any other amounts to be paid or provided to Executive under any section of this Agreement or any other agreements, plans or programs of the Company, would be reduced by application of Code Section 162(m); provided, however, that the Company shall make payments to Executive at the earliest date at which the Company believes Code Section 162(m) will no longer reduce its deduction for such payments.
     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and CBIZ. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

     8. Successors; Binding Agreement. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by either party hereto. The rights and obligations of CBIZ under this Agreement shall inure to the benefit of, and shall be binding on, CBIZ and its permitted successors and assigns, and the rights of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal representatives and successors and permitted assigns.
     9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of laws principles thereof. Except as otherwise provided in Paragraph 1(c) hereof, any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Cuyahoga County in the State of Ohio.
     10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof, except for any stock option agreement executed by Executive, which shall be deemed amended hereby.
     IN WITNESS WHEREOF, CBIZ has caused this Agreement to be executed by its duly authorized officers and Executive has executed this Agreement as of the day and year first above written.

CBIZ, INC.
By:	/s/ Steven L. Gerard
Steven L. Gerard
Chairman and Chief Executive Officer Upon authority and approval of the Compensation Committee of the Board of Directors.

EXECUTIVE:
/s/ Jerome P. Grisko, Jr.
Jerome P. Grisko, Jr.